THIS REPORT IS SIGNED ON BEHALF OF THE REGISTRANT IN THE CITY OF BOSTON AND THE COMMONWEALTH OF MASSACHUSETTS ON THE 29TH DAY OF JULY, 2002.

                                        COLLEGE AND UNIVERSITY FACILITY
                                         LOAN TRUST TWO

                                        BY: STATE STREET BANK AND TRUST
                                        COMPANY, NOT IN ITS INDIVIDUAL
                                        CAPACITY, BUT SOLELY AS OWNER
                                        TRUSTEE UNDER A DECLARATION OF TRUST
                                        DATED MARCH 11, 1988 AND AMENDED AND
                                        RESTATED ON MAY 12, 1988, AND
                                        DECEMBER 4, 1989.


                                        BY DIANA J. KENNEALLY
                                           ASSISTANT SECRETARY